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                                                                    EXHIBIT 10.2


                           FIRST AMENDED AND RESTATED
                      CONTRIBUTION AND MANAGEMENT AGREEMENT

                  FIRST AMENDED AND RESTATED CONTRIBUTION AND MANAGEMENT AGREEMENT, dated as of June 15, 1998, amended and restated as of October 1, 1998 (this "Agreement"), by and between Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), and AIMCO Properties, L.P., a Delaware limited partnership (the "OP").

                                    RECITALS

                  WHEREAS, pursuant to the Agreement of Limited Partnership of the OP, AIMCO has previously agreed to certain restrictions on its ability to conduct business other than through the OP;

                  WHEREAS, in order to maintain AIMCO's qualification as a real estate investment trust under Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), AIMCO has acquired, and may in the future acquire, an interest in corporations with respect to which the OP does not own any interest (each corporation in which AIMCO now owns or may hereafter acquire an interest is referred to herein as a "QRS", except that the following entities shall not be included in the definition of QRS: (i) Insignia Properties Trust, a Maryland real estate investment trust ("IPT"), (ii) Insignia Capital Corporation, a Delaware corporation, (iii) NPI Property Investors, Inc. and (iv) any entity which owns an interest in IPT); and

                  WHEREAS, AIMCO and the OP desire for the OP to acquire from AIMCO the economic benefits of the assets owned by the QRS's, and for AIMCO to grant the OP certain rights with respect to the management and operation of the QRS's; and

                  WHEREAS, AIMCO and the OP have determined that it is desirable and in their respective best interests to memorialize certain arrangements and relationships; and

                  WHEREAS, AIMCO and the OP have previously entered into a Contribution and Management Agreement, dated as of June 15, 1998 (the "Original Agreement"), which AIMCO and the OP have determined will be amended and restated as provided for in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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                                    AGREEMENT

                  1. Issuance of Securities to QRS. For each QRS now owned or hereafter acquired by AIMCO, (a) if AIMCO acquired such QRS, in whole or in part, for, or with the proceeds from the sale of, shares of AIMCO common stock, the OP shall issue to such QRS a number of OP Partnership Common Units ("OP Units") equal to the number of such shares of AIMCO common stock, minus the number of OP Units previously issued by the OP to such QRS or any of its subsidiaries, and (b) if AIMCO acquired such QRS, in whole or in part, for securities issued by AIMCO other than common stock, the OP shall issue to such QRS securities of the OP equivalent to those issued by AIMCO, and (c) if AIMCO acquired such QRS, in whole or in part, with the proceeds (whether comprised of cash or other assets) of a loan from the OP to AIMCO, the OP shall issue to such QRS an interest in the OP that (i) entitles the holder thereof to receive distributions in amounts and at the same times as interest payments on such loan (with appropriate reductions in such distributions if any portion of the loan is repaid), (ii) entitles the holder thereof to receive, if and to the extent that any portion of such loan is repaid, a number of OP Units equal to the quotient obtained by dividing the principal amount of the loan repaid by the market price of AIMCO common stock at the date of repayment (it being understood and agreed that if the loan is repaid with funds contributed to such QRS by AIMCO from the proceeds of a sale of AIMCO common stock, the market price of AIMCO common stock at the date of repayment shall be deemed to be the net price per share at which such shares were sold), and (iii) is automatically redeemed for no consideration upon the repayment in full of such loan.

                  2. Contribution of Dividends and Other Payments. AIMCO shall cause each QRS to pay to AIMCO, either directly or through other QRS's, all dividends, distributions and other payments received by such QRS in respect of any shares of capital stock, any partnership interest or any other property or asset held by such QRS, including any proceeds from the sale, redemption or other disposition for value of such shares of capital stock, partnership interest or other property or asset, but excluding any distributions received in respect of any interests in the OP (collectively, "QRS Proceeds"). AIMCO shall contribute to the OP all QRS Proceeds received by it. AIMCO shall make such contributions either directly or through one or more QRS's. AIMCO shall not receive any consideration (including any additional partnership interests in the OP) in exchange for such contributions.

                  3. Management and Operation of QRS-Controlled Properties. With respect to each property now or hereafter controlled by a QRS (each, a "Property"), whether controlled directly or indirectly through one or more subsidiaries, AIMCO shall cause such QRS, and each of its subsidiaries, to:

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                  (a) engage or retain as a manager for such Property only a person or entity that has been selected or approved by the OP, and only on terms that have been approved by the OP;

                  (b) at the request or direction of the OP, terminate the manager of such Property;

                  (c) prohibit the termination of the manager of such Property without the prior consent or approval of the OP;

                  (d) submit an annual operating budget for such Property to the OP for its approval, and make any and all changes to such budget as may be requested by the OP;

                  (e) submit to the OP for its approval all decisions with respect to any expenditures at such Property that have not been provided for in an annual operating budget previously approved by the OP; and

                  (f) prohibit the incurrence of any expense at such Property that has not been approved by the OP.

                  4. Right of First Refusal. If AIMCO or any QRS proposes to transfer, directly or indirectly, or refinance all or any part of its interest in a QRS or any asset held by a QRS (other than OP Units and other securities issued pursuant to Section 1 hereof), or is required by operation of law or other involuntary transfer to do so, AIMCO shall, or shall cause such QRS to, first offer the OP the opportunity to purchase (x) any or all of the assets (other than any capital stock of another QRS, any OP Units or any other securities issued pursuant to Section 1 hereof) directly or indirectly owned or controlled by the QRS proposed to be transferred, or (y) any or all of the assets (other than any capital stock of another QRS, any OP Units or any other securities issued pursuant to Section 1 hereof) proposed to be transferred or refinanced, in accordance with the following provisions:

                  (a) AIMCO shall provide notice ("Option Notice") to the OP of the proposed transfer or refinancing and all of the terms thereof.

                  (b) Within thirty (30) days after the OP's receipt of the Option Notice, the OP shall have the right, but not the obligation, to elect to purchase (x) any or all of the assets (other than any capital stock of another QRS, any OP Units or any other securities issued pursuant to Section 1 hereof) directly or indirectly owned or controlled by the QRS proposed to be transferred, or (y) any or all of the assets (other than any capital stock of another QRS, any OP Units or any other securities issued pursuant to Section 1 hereof) proposed to be transferred or refinanced, in either case, for no additional consideration.

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                  (c) If the OP elects to purchase any or all of such assets, then the closing (the "Closing") of such purchase shall occur on a date selected by the OP that is within ninety (90) days after the OP's receipt of the Option Notice, and AIMCO and the OP shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate such purchase.

                  (d) For a period of thirty (30) days commencing immediately after the earlier to occur of (1) the Closing or, (2) if the OP defaults in its obligation to effect the Closing, the date that is ninety (90) days after the OP's receipt of the Option Notice, AIMCO may transfer any or all of the QRS interest, or transfer or refinance any or all of the other assets, as described in the Option Notice. If such QRS interest is not so transferred, or such other assets are not so transferred or refinanced, AIMCO must give notice in accordance with this Section 4 prior to any other or subsequent transfer or refinancing of such QRS interest or other assets.

                  5. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  6. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of AIMCO and the OP. This Agreement amends and restates the Original Agreement and the parties hereto agree that the Original Agreement shall be of no further force or effect.

                  7. Severability. Each provision of this Agreement shall be viewed as separate and divisible and if any provision of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

                  8. Captions. The captions in this Agreement are for convenience only, do not form a part hereof, and do not in any way modify, interpret, or construe the intentions of the parties hereto.

                  9. Execution; Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original, but together shall constitute one and the same instrument.

                  10. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts made and enforced in such state.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                                   APARTMENT INVESTMENT AND
                                   MANAGEMENT COMPANY



                                   By: /s/ PETER K. KOMPANIEZ
                                       ----------------------------------
                                       Peter K. Kompaniez
                                       President


                                   AIMCO PROPERTIES, L.P.

                                   By: AIMCO-GP, Inc.



                                   By: /s/ PETER K. KOMPANIEZ
                                       ----------------------------------
                                       Peter K. Kompaniez
                                       President